Exhibit 99.01

Keynote Systems, Inc.	777 Mariners Island Blvd.	San Mateo, CA 94404
	phone (650) 403-2400	fax (650) 403-5500

PRESS RELEASE

Contacts:

Public Relations Dan Berkowitz Keynote Systems, Inc. (650) 403-3305 dberkowitz@keynote.com	Investor Relations Erin Kasenchak Keynote Systems, Inc. (650) 403-3314 erin.kasenchak@keynote.com

Keynote Announces Third Quarter Fiscal Year 2003 Financial Results

Sixth Consecutive Quarter of Positive Cash Flow from Operation; GAAP Net Loss

Narrows Further

SAN MATEO, California – July 22, 2003 – Keynote Systems, Inc. (Nasdaq: KEYN), today announced financial results for its fiscal year 2003 third quarter ended June 30, 2003.

Revenue for the third quarter of fiscal year 2003 was $9.4 million, which represented a 1% decrease from the preceding quarter and was flat compared to the corresponding quarter in fiscal year 2002. The net loss under United States Generally Accepted Accounting Principles (GAAP) for the third quarter of fiscal year 2003 was $1.3 million, or $0.06 per share, compared to a net loss of $2.1 million, or $0.09 per share, for the preceding quarter, and a net loss of $2.5 million, or $0.09 per share, for the corresponding quarter a year ago.

The GAAP net loss for the third quarter of fiscal year 2003 included $413,000 for the amortization of intangible assets and stock-based compensation and $392,000 for severance related costs. The GAAP net loss for the preceding quarter included $424,000 for the amortization of intangible assets and stock-based compensation and $233,000 for proxy contest costs. The GAAP net loss for the corresponding quarter a year ago included a charge of $200,000 for in-process research and development and $397,000 for the amortization of intangible assets and stock-based compensation. Excluding these charges, the net loss would have been $458,000, $1.5 million and $1.9 million for the quarters ended June 30, 2003, March 31, 2003 and June 30, 2002, respectively. The Company believes that net loss excluding the amortization of intangible assets and stock-based compensation, severance and proxy contest costs and in-process research and development charge is an important measure of its recent performance as it helps highlight the reduction of ongoing expenses and provides investors with an additional method for assessing the results of its operations.

PRESS RELEASE	Keynote Announces FY03 Third Quarter Results	Page 2

We generated cash flow from operations for the third quarter of fiscal year 2003 of $1.5 million compared to $1.7 million for the preceding quarter and $469,000 for the corresponding quarter a year ago. Cash used for capital investments totaled $62,000 for the third quarter of fiscal year 2003 compared to $860,000 for the preceding quarter and $449,000 for the corresponding quarter a year ago. We generated free cash flow, defined as cash flow from operations less cash used for capital investments, of $1.5 million for the June 30, 2003 quarter compared to $887,000 for the preceding quarter and $20,000 for the corresponding quarter a year ago. The Company believes that free cash flow is an important measure of its performance as it provides investors with an additional method for evaluating its operating performance and liquidity, and reflects the resources available for the Company to invest in acquisitions or to repurchase stock.

“With six consecutive quarters of positive cash flow from operations under our belt and continued reductions in the operating and net loss quarter over quarter, we are now closer than ever to achieving GAAP breakeven results. These results have been achieved despite a continued weak economy,” said Umang Gupta, chairman and CEO of Keynote. “Our benchmarking business showed signs of stabilizing, while our application performance management and testing businesses have grown to one-third of total revenue. Our focus on strict expense controls is reflected in our sixth consecutive quarter of positive cash flow from operations and the $1.5 million of free cash flow that we generated this quarter. In this last quarter alone, we reduced the net loss by 40% and we continue to implement the cost reduction initiatives necessary to achieve our goal of bottom line breakeven GAAP results assuming no growth in revenue in our fiscal fourth quarter.”

As of June 30, 2003, Keynote’s total worldwide customer base was approximately 2,300 companies. During the quarter, Keynote averaged a 99% monthly customer retention rate, which was the same as that achieved last quarter, and consistent with historical rates of 95% or better. New customers during the quarter included Archipelago Holdings, LLC.; Founders Insurance Company; GMAC Residential Funding, a General Motors Company (NYSE: GM); InfoSpace, Inc. (Nasdaq: INSP); Jackson National Life Insurance Company; NBA Properties, Inc.; Orbitz, LLC.; SAGE Computing Corporation; Summit Bancshares, Inc. (Nasdaq: SBIT); and United Airlines Cargo, a division of United Airlines (NYSE: UAL).

Keynote currently provides its services to 76% of the comScore Media Metrix top 50 Web sites and over half of the Fortune 100 companies. As of June 30, 2003, Keynote measured 7,622 URLs, which was down slightly from the preceding quarter.

PRESS RELEASE	Keynote Announces FY03 Third Quarter Results	Page 3

Other Highlights:

•	Keynote announced WebEffective 3.1, a new version of its usability testing service that includes streamlined reporting and analysis for better understanding why users behave the way they do on Web sites. Keynote also announced that a WebEffective data collection center is currently operating in Paris making the WebEffective service now available to customers based in Europe.

•	Keynote announced Transaction Perspective 5.0, a new version of its flagship transaction performance service that now supports Web services-based applications, and that is designed to deliver the most advanced outsourced service for measuring, benchmarking and analyzing an enterprise’s most critical “money path” transactions from the end user perspective.

•	Keynote launched Red Alert Performance Tracker, a cost effective, self-service performance monitoring solution for the budget-conscious operational user specifically designed to meet the demanding needs for monitoring in real time a wide variety of Web transactions from multiple geographies, including internationally.

•	WebIntegrity 2.1, an enhanced version of its powerful Web site content integrity testing service that now includes customizable support for HTML standards, new testing and reporting features and comprehensive support for Section 508 of the Rehabilitation Act of 1973 that sets standards for Web site accessibility by the disabled.

•	Keynote announced its Keynote Best Practices for Total Performance Management (TPM) for E-Government that consists of two new solution-sets targeted at operations, application development and testing personnel within federal, state and local government agencies.

•	Keynote delivered the “Iraq War Web Lessons” presentation at the E-Gov 2003 conference – a case study detailing how important government and non-government Web sites performed under unprecedented traffic loads during the recent Iraq war and the broader lessons to be learned about Web and application performance management and load testing.

•	Keynote announced the final results of its issuer tender offer, which expired on May 16, 2003. Keynote purchased all of the approximately 4.3 million shares of common stock tendered at a price of $9.50 per share. The aggregate purchase price paid was approximately $40.5 million. The purchased shares represented approximately 19% of the Company’s approximately 22.8 million shares outstanding as of April 30, 2003.

•	Keynote launched two new vertical indices, The Keynote Consumer E-Commerce Transaction Index (an industry first) and The Keynote e-Banking Transaction Index, allowing retailers and banks to translate their most valuable online transactions into bottom-line business impact.

•	Keynote issued regular “Web performance reports” to the local, national and tech media pertaining to the following: National “DoNotCall” Web Site and Web Site Hacker Defacement Challenge.

•	Keynote hosted a financial services forum aimed at assisting business and IT executives in financial services discover how to use Web performance management to increase cross-selling opportunities and establish lasting customer loyalty through online channels.

PRESS RELEASE	Keynote Announces FY03 Third Quarter Results	Page 4

Expectations for the Fourth Quarter of Fiscal Year 2003

The statements in this section of this press release are forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Keynote currently expects total revenue to be between $9.2 million and $9.6 million, for the fourth quarter of fiscal 2003 ending September 30, 2003. Keynote currently expects costs of subscriptions to represent approximately 21%–25% of subscription revenue for the fourth quarter of fiscal 2003. Keynote currently expects costs of consulting and support services to represent approximately 120%–125% of consulting and support services revenue for the fourth quarter of fiscal 2003. Total expenses for research and development, sales and marketing, operations, general and administrative, and excess occupancy costs for the fourth quarter of fiscal 2003 are currently expected to decrease by approximately 19% as compared to the June 2003 quarter. Keynote expects amortization of identifiable intangible assets and stock based compensation to be approximately $400,000 for the fourth quarter of fiscal 2003, absent any additional acquisitions or other extraordinary transactions. Keynote expects interest income, net to be approximately $650,000 for the fourth quarter of fiscal 2003, absent any additional transactions, and assuming no material changes in interest rates. Keynote expects weighted average shares outstanding for the September 2003 quarter to be approximately 18.7 million shares, assuming no additional acquisitions using shares of Keynote stock as the consideration and no other significant transactions involving Keynote’s equity securities. Due to the Company’s expected loss, loss carry-forward and tax credits, no tax provision is expected in the coming quarter. Keynote expects capital expenditures to be approximately $600,000 for the September quarter of fiscal 2003, absent any acquisition costs or other extraordinary transactions.

Keynote will host a conference call and simultaneous Web cast at 2:00 pm (PDT), today July 22, 2003. The web cast of the call will be available at the Investor section of our web site at www.keynote.com, www.vcall.com, and www.streetevents.com. The replay will be available after the call by telephone by dialing (800) 642-1687, and the pass code is #1653167 or by Web cast at the Investor section of our web site at www.keynote.com.

PRESS RELEASE	Keynote Announces FY03 Third Quarter Results	Page 5

Forward-Looking Statements

This press release contains forward-looking statements that are not purely historical regarding the Company or management’s intentions, hopes, beliefs, expectations and strategies for the future. Because such statements deal with future events, they are subject to various risks and uncertainties, and actual results could differ materially from the Company’s current expectations.

Forward-looking statements in this release include, but are not limited to, forecasts concerning Keynote’s expected revenues, operating expenses, margins and other financial results and statements regarding Keynote’s ability to generate profit and the anticipated timing of such profitability. It is important to note that actual outcomes and Keynote’s actual results could differ materially from those in such forward-looking statements. Factors that could cause actual results to differ materially include risks and uncertainties such as Keynote’s ability to develop and introduce new services in a timely manner and customer acceptance of new services, the extent to which demand for Keynote’s benchmarking services fluctuates and the extent to which revenue from other service lines, including application performance management, can continue to increase, the extent to which existing customers renew their subscriptions and purchase additional services, particularly enterprise customers, pricing pressure with respect to Keynote’s services, competition in Keynote’s market, integration of acquired companies and costs associated with any future acquisitions, Keynote’s ability to keep pace with changes in the Internet infrastructure as well as other technological changes, and the success of Keynote’s international operations. Readers should also refer to the risks outlined in Keynote’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for its fiscal year ended September 30, 2002, and its quarterly reports on Form 10-Q and current reports on Form 8-K filed during the fiscal year.

All forward-looking statements and reasons why results might differ included in this release are made as of the date of this press release, based on information available to Keynote as of the date of this press release, and Keynote assumes no obligation to update any such forward-looking statement or reasons why results might differ.

PRESS RELEASE	Keynote Announces FY03 Third Quarter Results	Page 6

About Keynote

Keynote Systems, Inc. (Nasdaq “KEYN”), The Internet Performance Authority®, is the global leader in Internet performance management and testing services that improve the quality of e-business. Keynote’s services enable corporate enterprises to benchmark, diagnose, test and manage their e-business systems both inside and outside the firewall. Approximately 2,300 corporate IT departments and approximately 15,400 individual subscribers rely on the Company’s easy-to-use and cost-effective services to optimize revenue and reduce downtime costs without requiring additional complex and costly software implementations.

Keynote Systems, Inc. was founded in 1995 and is headquartered in San Mateo, California. The company can be reached at www.keynote.com or by phone in the U.S. at 650-403-2400.

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© 2003 Keynote Systems, Inc. The Internet Performance Authority and Keynote are registered trademarks of Keynote Systems, Inc.

Keynote Systems, Inc. and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three months ended			Nine months ended
	June 30	March 31	June 30	June 30	June 30
	2003	2003	2002	2003	2002
Revenue:
Subscription services	$8,691	$8,567	$8,516	$26,099	$25,869
Consulting and support services	741	991	958	2,649	2,403

Total revenue	9,432	9,558	9,474	28,748	28,272
Expenses:
Costs of subscription services	1,873	2,262	2,721	6,618	8,970
Costs of consulting and support services	1,047	971	742	2,917	2,631
Research and development	1,744	2,053	2,258	5,979	6,809
Sales and marketing	3,083	4,033	4,902	11,561	14,968
Operations	1,651	1,688	1,824	5,057	5,801
General and administrative	1,602	1,612	1,845	4,718	5,444
Excess occupancy costs	284	293	—	862	—
Amortization of identifiable intangible assets and stock-based compensation	413	424	397	1,240	1,003
In-process research and development charge	—	—	200	—	200

Total expenses	11,697	13,336	14,889	38,952	45,826

Loss from operations	(2,265)	(3,778)	(5,415)	(10,204)	(17,554)
Interest income, net	1,002	1,661	2,916	4,827	9,063

Loss before provision for income taxes and the cumulative effect of a change in accounting principle	(1,263)	(2,117)	(2,499)	(5,377)	(8,491)

Provision for income taxes	—	—	—	—	—

Net loss before cumulative effect of change in accounting principle	(1,263)	(2,117)	(2,499)	(5,377)	(8,491)
Cumulative effect of a change in accounting principle	—	—	—	—	(3,160)

Net loss	$(1,263)	$(2,117)	$(2,499)	$(5,377)	$(11,651)

Loss per share:
Basic and diluted	$(0.06)	$(0.09)	$(0.09)	$(0.23)	$(0.42)
Weighted average common shares outstanding used:
Basic and diluted	20,831	22,838	27,999	23,217	27,928

Keynote Systems, Inc. and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(unaudited)

	June 30, 2003	September 30, 2002
Assets
Current assets:
Cash and cash equivalents	$14,759	$20,874
Short-term investments	144,659	218,413

Total cash, cash equivalents and short-term investments	159,418	239,287
Accounts receivable, net	4,460	4,820
Prepaid and other current assets	965	1,347

Total current assets	164,843	245,454
Property and equipment, net	34,590	37,468
Identifiable intangible assets, net	2,309	2,859

Total assets	$201,742	$285,781

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$828	$1,014
Accrued expenses	7,594	8,191
Deferred revenue	4,694	5,121

Total current liabilities	13,116	14,326

Total liabilities	13,116	14,326

Stockholders’ equity:
Common stock	23	28
Treasury stock	(43,329)	(6,990)
Additional paid-in capital	373,967	413,684
Deferred compensation	(1)	(31)
Accumulated deficit	(142,708)	(137,331)
Accumulated other comprehensive income	674	2,095

Total stockholders’ equity	188,626	271,455

Total liabilities and stockholders’ equity	$201,742	$285,781

Keynote Systems, Inc. and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Three months ended			Nine months ended
	June 30 2003	March 31 2003	June 30 2002	June 30 2003	June 30 2002
Cash flows from operating activities:
Net loss	$(1,263)	$(2,117)	$(2,499)	$(5,377)	$(11,651)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,472	1,645	1,986	4,824	5,961
Amortization of intangible assets	410	421	312	1,210	748
Amortization of debt investment premium	866	1,341	740	2,961	1,986
Cumulative effect of a change in accounting principle	—	—	—	—	3,160
In-process research and development charge	—	—	200	—	200
Amortization of deferred stock-based compensation	3	3	85	30	255
Changes in operating assets and liabilities, net of acquired assets and liabilities:
Accounts receivable, net	(311)	1,296	227	360	2,595
Prepaids and other assets	1,693	(183)	344	1,619	2,742
Accounts payable, accrued expenses and accrued excess facility costs	(855)	(117)	(641)	(1,309)	(5,360)
Deferred revenue	(488)	(542)	(285)	(442)	(61)

Net cash provided by operating activities	1,527	1,747	469	3,876	575

Cash flows from investing activities:
Purchase of other property and equipment	(62)	(860)	(449)	(1,919)	(3,001)
Purchase of businesses and assets	—	40	(1,171)	75	(2,194)
Proceeds from purchase of headquarters’ building	—	—	—	317	—
Purchases / Sales of short-term investments, net	23,733	12,646	15,190	67,818	12,821

Net cash provided by investing activities	23,671	11,826	13,570	66,291	7,626

Cash flows from financing activities:
Repayments of notes payable and capital lease	—	—	(145)	—	(793)
Proceeds from issuance of common stock, net of issuance costs	1,615	875	166	2,888	1,447
Repurchase of outstanding common stock	(40,632)	(4,064)	(1,708)	(79,170)	(1,956)

Net cash used in financing activities	(39,017)	(3,189)	(1,687)	(76,282)	(1,302)

Net increase (decrease) in cash and cash equivalents	(13,819)	10,384	12,352	(6,115)	6,899
Cash and cash equivalents at beginning of the period	28,578	18,194	38,778	20,874	44,231

Cash and cash equivalents at end of the period (1) (2)	$14,759	$28,578	$51,130	$14,759	$51,130

(1)	Excludes $144.7 million and $170.6 million of short-term investments at June 30, 2003 and March 31, 2003, respectively.
(2)	Excludes $279.8 million of short-term investments and restricted cash at June 30, 2002.